SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                               April 7, 1998
              ------------------------------------------------
              Date of Report (Date of Earliest Event Reported)


                               Handy & Harman
              ------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


       New York                    1-5365                 13-5129420
----------------------------    ----------------      ------------------
(State or Other Jurisdiction    (Commission File        (IRS Employer
   of Incorporation)                 Number)          Identification No.)


                              250 Park Avenue
                          New York, New York 10177
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        (Address of Principal Executive Offices and Zip Code)

                           (212) 661-2400
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        (Registrant's Telephone Number, Including Area Code)


                                    N/A
      --------------------------------------------------------
    (Former Name or Former Address, if Changed Since Last Report)




Item 1.  Changes in Control of Registrant

         On April 7, 1998, WHX Corporation, a Delaware corporation ("WHX"), through its wholly owned subsidiary, HN Acquisition Corp., a New York corporation (the "Purchaser"), accepted for payment, and paid for, 9,976,651 shares of common stock, par value $1.00 per share (the "Shares"), of Handy & Harman, a New York corporation (the "Company"), that had been validly tendered and not withdrawn, including approximately 248,484 Shares tendered pursuant to notices of guaranteed delivery, pursuant to the Purchaser's tender offer for all outstanding Shares at a price of $35.25 per Share (the "Offer"). The Offer was made pursuant to an Offer to Purchase, dated as of March 6, 1998, as amended, and pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 1, 1998, as amended as of March 26, 1998, by and among WHX, the Purchaser and the Company, which provides for, among other things, the Offer and, following consummation of the Offer, the merger of the Purchaser with and into the Company, with the Company surviving as a wholly owned subsidiary of WHX following the merger (the "Merger").

         The Shares purchased pursuant to the Offer, together with the Shares previ ously owned by the Purchaser and its affiliates, constitute approximately 95.7% of the issued and outstanding Shares. The remaining Shares will be converted into the right to receive $35.25 in cash upon consummation of the Merger, which is expected to be completed on or about April 9, 1998.

         The aggregate purchase price for the Shares purchased pursuant to the Offer was $351,676,947.75. The Purchaser received all funds necessary to purchase the Shares through capital contributions or advances made by WHX or its affiliates. WHX obtained such funds from its cash on hand and marketable securities and through a Rule 144A private placement of $350 million aggregate principal amount of its 10 1/2% Senior Notes due 2005 (the "Notes").

         In accordance with the provisions of the Merger Agreement, effective upon payment for the Shares by the Purchaser, Richard N. Daniel, Frank E. Grzelecki, Gerald G. Garbacz, Robert D. LeBlanc, Gouverneur M. Nichols, Hercules P. Sotos, Elliot J. Sussman and Roger E. Tetrault resigned from the Board of Directors of the Company, and the following designees of WHX were appointed to fill the resulting vacancies: Paul W. Bucha, Robert A. Davidow, Ronald LaBow, Howard Mileaf, Stewart E. Tabin, Neale X. Trangucci and
Marvin L. Olshan. In accordance with the terms of the Merger Agreement, Clarence A. Abramson and Robert E. Cornelia will remain on the Board of Directors of the Company until consummation of the Merger.

Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.

      (c)   Exhibits.

            99.1 Agreement and Plan of Merger, dated as of March 1, 1998, by and among WHX Corporation, HN Acquisition Corp. and Handy & Harman (filed as Exhibit 99.1 to the Company's Current Report on Form 8-K, dated March 3, 1998, and incorporated herein by reference).

            99.2 Amendment No. 1, dated as of March 26, 1998, to Agreement and Plan of Merger, dated as of March 1, 1998, by and among WHX Corporation, HN Acquisition Corp. and Handy & Har man (filed as Exhibit 42 to Amendment No. 1 to the Com pany's Solicitation/Recommendation Statement on
                  Schedule 14D-9, dated as of March 27, 1998, and incorporated herein by reference).




                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 1998
                               HANDY & HARMAN


                               By:  /s/ Paul E. Dixon
                                  ---------------------------------------
                                    Name:  Paul E. Dixon
                                    Title: Senior Vice President,
                                             General Counsel and Secretary




                               EXHIBIT INDEX

Exhibit No.       Document

99.1 Agreement and Plan of Merger, dated as of March 1, 1998, by and among WHX Corporation, HN Acquisition Corp. and Handy & Harman (filed as Exhibit 99.1 to the Company's Current Report on Form 8-K, dated March 3, 1998, and incorporated herein by reference).

99.2 Amendment No. 1, dated as of March 26, 1998, to Agreement and Plan of Merger, dated as of March 1, 1998, by and among WHX Corporation, HN Acquisition Corp. and Handy & Har man (filed as Exhibit 42 to Amendment No. 1 to the Company's Solicitation/Recommendation Statement on
                  Schedule 14D-9, dated as of March 27, 1998, and incorporated herein by reference).